UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2011
ADAMS GOLF, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-33978 (Commission File Number)	75-2320087 (IRS Employer Identification No.)
2801 E. Plano Pkwy., Plano, Texas 75074 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (972) 673-9000
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

As previously disclosed, with a bid of $1.5 million, Adams Golf, Inc. (the “Company”) was the winning bidder in a U.S. Bankruptcy Court bulk auction sale held on January 18, 2011 of certain assets of Progear Holdings, Inc. (d/b/a Yes! Golf) (“Yes! Golf”).  The acquisition closed on January 20, 2011 upon the Company’s payment of $1.65 million, which amount includes administrative costs, and is evidenced by a Bill of Sale executed by the trustee of the Yes! Golf estate. The purchased assets include, among other things, the following assets of Yes! Golf: (i) patented putter technology designs, including Yes! Golf’s line of “C-Groove Putters,” (ii) registered trademarks and (iii) existing inventory and capital equipment.  The Company is not assuming any of Yes! Golf’s liabilities in connection with the acquisition.

A copy of the Bill of Sale is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Bill of Sale for a more complete understanding of its terms. The foregoing description of the Bill of Sale is qualified in its entirety by reference to the full text of the Bill of Sale.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
10.1	Bill of Sale, dated January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC

Date: January 20, 2011                                                         By:           /s/ Pamela J. High
Name:      Pamela J. High
Title:        Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Bill of Sale, dated January 20, 2011.